EXHIBIT 99.1

[LOGO OF SOURCECORPTM]

Resources, Solutions. Results

SOURCECORPTM REPORTS 2003 THIRD QUARTER RESULTS

DALLAS, November, 5 2003 – SOURCECORPTM (Nasdaq: SRCP), one of the nation’s leading providers of business process outsourcing solutions, today reported 2003 third quarter revenue of $100.9 million and diluted earnings per share of $.40.

Third Quarter Summary

Ed H. Bowman, Jr., President and CEO of SOURCECORP said, “SOURCECORP’s third quarter revenue and earnings per share were within the range of financial guidance we provided in August. Compared with Q2, 2003, SOURCECORP’s net income and earnings per share rose 15.8% and 14.3% respectively, principally due to increased volumes within our Legal Claims Administration business and lower employee medical expense. Compared to Q3, 2002 results, revenue and earnings per share were lower as a result of higher comparables in Q3, 2002, which were principally driven by strong project revenue.”

The Company closed sales during the third quarter of 2003 anticipated to produce total revenue of approximately $26.3 million, including amounts that the Company expects to recognize in future years. These new sales included four large sales, each for more than $1 million in total expected revenue.

Summary of Financial Highlights

(in $ millions, except for earnings per share data)

	Q3 2003	Q2 2003		Q3 2002
		Amount	Change	Amount	Change
Revenue	$100.9	$101.8	-0.8%	$107.5	-6.1%
Operating Income	$11.5	$10.1	13.7%	$14.0	-17.8%
Net Income	$6.6	$5.7	15.8%	$7.7	-14.5%
Diluted EPS	$.40	$.35	14.3%	$.44	-9.1%

The Company produced cash flow from operations of $13.4 million during the third quarter of 2003, a decrease of approximately 31 percent from the third quarter of 2002, principally due to higher collections of past due accounts receivable in 2002. Days sales outstanding remained at

43 business days during the third quarter, consistent with Q2, 2003 and within the Company’s expected range. As of September 30, the Company’s debt to total capital ratio decreased to 19%, compared with Q2, 2003. The outstanding balance on the Company’s credit facility was reduced to $71.7 million.

Company Financial Outlook

For fourth quarter of 2003, the Company is expecting revenue and earnings per share summarized as follows:

•	Expected revenue of between $101 and $103 million, which would result in full year revenues of between $414 and $416 million, and

•	Expected earnings per share of between $.41 and $.44, which would result in full year earnings per share of between $1.63 and $1.66.

Looking ahead to 2004, the Company expects improved revenue growth to be the primary catalyst for earnings growth.

ABOUT SOURCECORPTM

SOURCECORP, Incorporated provides business process outsourcing solutions to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company has offices in 24 states and operates in approximately 40 states, Washington D.C., Mexico and both domestically and far offshore through alliances.

SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index. The Company has been cited among the Top 100 Hot Growth Companies by BusinessWeek magazine. SOURCECORP has also been recognized twice by Forbes magazine as one of the 200 Best Small Companies, based on return equity, sales growth, and EPS growth, and by FORTUNE magazine as one of America’s 100 Fastest Growing Public Companies. For more information about SOURCECORP’s solutions, including case-study examples, visit the SOURCECORP website at www.srcp.com.

The statements in this press release, which are not historical fact, are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, any financial estimates and projections included in this press release and the Company disclaims any intention or obligation to update or revise such estimates or forecasts, except as required by law. The aforementioned risks and uncertainties include, but are not limited to, the risks of integrating our operating companies, of managing our growth, of the timing and magnitude of technological advances, of legal and regulatory changes that could impact our ability to deliver our services, of the occurrences of future events that could diminish our existing customers’ needs for our services, of a change in the degree to which companies continue to outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:	Barry Edwards, EVP & Chief Financial Officer: 214.740.6690
Lon Baugh, Director, Investor Relations: 214.740.6683

SOURCECORP™

Condensed Consolidated Statements of Operations

In Thousands (Except Earnings Per Share)

(Unaudited)

	Three Months Ended
	September 30, 2003	June 30, 2003
Total Revenue	$100,926	$101,770
Cost of Services	59,657	61,647
Depreciation	3,607	3,467

Gross Profit	37,662	36,656
SG&A	26,098	26,479
Amortization	89	88

Operating Income	11,475	10,089
Other expense, net	555	661

Income before income taxes	10,920	9,428
Provision for income taxes	4,368	3,771

Net Income	$6,552	$5,657

Weighted Avg. Shares
Basic	16,188	16,319
Diluted	16,355	16,381
Earnings Per Share
Basic	$0.40	$0.35

Diluted	$0.40	$0.35

SOURCECORP™

Condensed Consolidated Statements of Operations

In Thousands (Except Earnings Per Share)

(Unaudited)

	Three Months Ended
	September 30,
	2003	2002
Total Revenue	$100,926	$107,465
Cost of Services	59,657	64,683
Depreciation	3,607	3,578

Gross Profit	37,662	39,204
SG&A	26,098	25,154
Amortization	89	89

Operating Income	11,475	13,961
Other expense, net	555	1,602

Income before income taxes	10,920	12,359
Provision for income taxes	4,368	4,696

Net Income	$6,552	$7,663

Weighted Avg. Shares
Basic	16,188	17,358
Diluted	16,355	17,369
Earnings Per Share
Basic	$0.40	$0.44

Diluted	$0.40	$0.44

SOURCECORP™

Condensed Consolidated Statements of Operations

In Thousands (Except Earnings Per Share)

(Unaudited)

	Nine Months Ended
	September 30,
	2003	2002
Total Revenue	$312,221	$316,536
Cost of Services	185,816	190,216
Depreciation	10,610	10,672

Gross Profit	115,795	115,648
SG&A	79,010	76,182
Amortization	266	267

Operating Income	36,519	39,199
Other expense, net	2,540	5,052

Income before income taxes	33,979	34,147
Provision for income taxes	13,592	12,976

Net Income	$20,387	$21,171

Weighted Avg. Shares
Basic	16,571	17,319
Diluted	16,654	17,688
Earnings Per Share
Basic	$1.23	$1.22

Diluted	$1.22	$1.20

SOURCECORP TM

CONDENSED CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

ASSETS	September 30, 2003	December 31, 2002
CURRENT ASSETS
Cash	$618	$3,217
Accounts receivable (net)	68,696	78,834
Deferred tax asset	6,648	9,012
Other current	6,016	6,247

Total current assets	81,978	97,310
Property, plant & equipment (net)	41,355	40,575
Goodwill and other intangibles (net)	326,814	321,340
Other noncurrent	9,672	8,382

Total Assets	$459,819	$467,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$55,851	$58,029
Current maturities of long-term obligations	184	113
Income taxes payable	4,892	180

Total current liabilities	60,927	58,322
Long-term debt	71,480	89,640
Deferred taxes and other long-term liabilities	22,482	16,969

Total Liabilities	154,889	164,931
STOCKHOLDERS’ EQUITY
Common stock	163	175
Additional paid-in-capital	195,192	206,843
Treasury stock	(982)	(982)
Deferred compensation	(2,592)	0
Other comprehensive loss	0	(329)
Retained earnings	113,149	96,969

Total Stockholders’ Equity	304,930	302,676
Total Liabilities and Stockholders’ Equity	$459,819	$467,607

SOURCECORP™

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Nine Months Ended
	September 30,
	2003	2002
Net Income	$20,387	$21,171
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	10,876	10,939
Deferred tax provision	6,177	6,512
Compensation expense on restricted stock grants	358	0
(Gain)/loss on sale of property, plant and equipment	(361)	242
Changes in working capital	16,227	4,171

Net cash provided by operating activities	53,664	43,035
Net cash used for investing activities	(19,443)	(28,053)
Net cash used for financing activities	(36,820)	(16,188)

Net decrease in cash and cash equivalents	(2,599)	(1,206)
Cash and cash equivalents, beginning of period	3,217	7,182

Cash and cash equivalents, end of period	$618	$5,976